                                                                    EXHIBIT 11.1


                        SMITH-GARDNER & ASSOCIATES, INC.


                             PER SHARE COMPUTATIONS



 FOR EACH OF THE YEARS IN THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1997 AND THE


                      NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                                 1995         1996          1997          1998
                                                              ----------   -----------   -----------   ----------
BASIC NET INCOME (LOSS):
  Weighted average common shares outstanding, exclusive of
    nominal issuances prior to the IPO......................   5,263,100     5,263,100     5,263,100    5,263,100
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....          --            --            --           --
                                                              ----------   -----------   -----------   ----------
  Weighted average common shares outstanding at end of
    year....................................................   5,263,100     5,263,100     5,263,100    5,263,100
                                                              ==========   ===========   ===========   ==========
  Net income (loss).........................................  $1,662,072   $(2,450,272)  $(3,367,909)  $2,401,817
                                                              ==========   ===========   ===========   ==========
  Basic net income (loss) per share.........................  $     0.32   $     (0.47)  $     (0.64)  $     0.46
                                                              ==========   ===========   ===========   ==========
DILUTED NET INCOME (LOSS):
  Weighted average common shares outstanding exclusive of
    nominal issuances, prior to the IPO.....................   5,263,100     5,263,100     5,263,100    5,263,100
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....          --            --            --           --
  Common stock equivalents..................................          --            --            --    2,818,308
                                                              ----------   -----------   -----------   ----------
  Weighted average common shares outstanding at end of
    year....................................................   5,263,100     5,263,100     5,263,100    8,081,408
                                                              ==========   ===========   ===========   ==========
  Net income (loss).........................................  $1,662,072   $(2,450,272)  $(3,367,909)  $2,401,817
  Plus: interest expense....................................          --            --            --    1,350,000
  Less: preferred stock dividends...........................          --            --            --     (539,656)
                                                              ----------   -----------   -----------   ----------
                                                              $1,662,072   $(2,450,272)  $(3,367,909)  $3,212,161
                                                              ----------   -----------   -----------   ----------
Diluted net income (loss) per share.........................        0.32         (0.47)        (0.64)        0.40
                                                              ==========   ===========   ===========   ==========
PRO FORMA BASIC NET (LOSS) INCOME:
  Weighted average common shares outstanding, exclusive of
    nominal issuance prior to the IPO.......................                               7,518,714    7,518,714
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....                                      --           --
                                                                                         -----------   ----------
  Weighted average common shares outstanding, exclusive at
    end of year.............................................                               7,518,714    7,518,714
                                                                                         ===========   ==========
  Pro forma basic net (loss) income.........................                              (2,419,482)   1,348,631
  Plus: interest expense....................................                               2,179,697    1,350,000
  Less: preferred stock dividends...........................                                (719,541)    (539,656)
                                                                                         -----------   ----------
                                                                                            (959,326)   2,158,975
                                                                                         ===========   ==========
  Pro forma basic net (loss) income per share...............                                   (0.13)        0.29
                                                                                         ===========   ==========
PRO FORMA DILUTED NET (LOSS) INCOME:
  Weighted average common shares outstanding, exclusive of
    nominal issuances prior to the IPO......................                               7,518,714    7,518,714
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....                                      --           --
  Common stock equivalents..................................                                      --      562,694
                                                                                         -----------   ----------
                                                                                           7,518,714    8,081,408
                                                                                         ===========   ==========
  Pro forma diluted net (loss) income.......................                             $(2,419,482)  $1,348,631
    Plus: interest expense..................................                               2,179,697    1,350,000
    Less: preferred stock dividends.........................                                (719,541)    (539,656)
                                                                                         -----------   ----------
                                                                                         $  (959,326)  $2,158,975
                                                                                         ===========   ==========
  Pro forma diluted net (loss) income per share.............                             $     (0.13)  $     0.27
                                                                                         ===========   ==========